EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Leslie James Porter, Chief Financial Officer of Luna Technologies International Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Luna Technologies International Inc. for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Luna Technologies International Inc.

Dated: April 17, 2006

/s/ Leslie James Porter
Leslie James Porter
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)
Luna Technologies International Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Luna Technologies International Inc. and will be retained by Luna Technologies International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.